Exhibit 23.1

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto Ontario M5H 2S5

Telephone (416) 777-8500

Fax (416) 777-8818

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Celestica Inc.:

We consent to the use of our report dated March 8, 2024, on the consolidated financial statements of Celestica Inc. (the “Entity”), which comprise the consolidated balance sheets as of December 31, 2023 and December 31, 2022, the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2023, and the related notes, and our report dated March 8, 2024 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2023, which are incorporated by reference in this Registration Statement on Form S-8 of the Entity and are included in the Entity’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission on March 11, 2024.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

October 24, 2024

Toronto, Canada